Exhibit 31.1

Certification

I, Isy Goldwasser, certify that:

1.     I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Symyx Technologies, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

June 10, 2009	/s/ Isy Goldwasser
Isy Goldwasser Chief Executive Officer (Principal Executive Officer)